Exhibit (11) under N-1A
                                   Exhibit 23 under Item 601/Reg SK










                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use in Post-Effective Amendment No. 5 to Form N-1A Registration Statement of Managed Series Trust of our report dated January 18, 1996, on the financial statements of Federated Managed Aggressive Growth Fund, Federated Managed Growth Fund, Federated Managed Growth and Income Fund, and Federated Income Fund (four of the portfolios comprising the Managed Series Trust), included in or made a part of this registration statement.


                                   /s/ Arthur Andersen LLP
                                   ARTHUR ANDERSEN LLP


Pittsburgh, Pennsylvania,
January 25, 1996